Exhibit 10.12

Contract for Entrusted Research and Development

Client: Fujian Blue-Touch Technology Co., Ltd. (hereinafter referred to as "Party A")

Address: (South Section, Changle Lake), Airport Industrial Zone, Fuzhou City

Trustee: Guangzhou Motie Biotechnology Co., Ltd. (hereinafter referred to as "Party B")

Address: Room 1010, 10th Floor, Baiyun Electric Science and Technology Building, No. 9 Keyuan Road, Guangzhou Non-governmental Science and Technology Park, No. 1633 Beitai Road, Baiyun District, Guangzhou

Following amicable discussions by Party A and Party B, both parties have signed this contract on December 30, 2024 in Changle District, Fuzhou City, Fujian Province regarding relevant matters of Party B’s R&D of Blue-Touch product series to be developed by Party B entrusted by Party A.

I. Entrusted Objects

See details in the attached schedule.

II. R&D Process and Timeline

From the date of signing this agreement, Party B shall conduct research and development according to the schedule outlined in the appendix. If Party A changes the schedule or requirements for the products listed in the appendix, it shall promptly notify Party B.

The period of this entrustment contract shall be from January 1, 2025, to December 31, 2025. If there are otherwise agreements herein, such agreements shall prevail.

III. Entrustment expenses and Payment Method

1. The total amount of the entrustment expenses shall be RMB (in words): three million yuan only (¥: 3,000,000.00). Such expense shall include all costs concerning the R&D work conducted by Party B, including but not limited to the costs of equipment, materials, energy, labor, exchange & collaboration, travel, document preparation, testing & laboratory, and related taxes etc.. Party A shall not be required to pay any additional expenses to Party B or its staff for this R&D entrustment.

2. The payment method for the entrustment expenses is as follows:

Research and development expenses shall be paid quarterly, in four installments.

(1)	Pay 750,000 yuan within 30 days of signing this agreement.

(2)	Pay 750,000 yuan by April 30, 2025.

(3)	Pay 750,000 yuan by July 31, 2025.

(4)	Pay 750,000 yuan by October 31, 2025.

IV. Delivery of R&D Results and Technical Services

1. Delivery: Party B shall submit R&D results to Party A by the agreed date specified herein, including but not limited to material formulations, processes, inspection reports, and any technical documents or patent technologies generated from R&D activities.

2. Technical Services: During and for a reasonable period after the delivery of R&D results, Party B shall provide necessary technical consulting, technical guidance, and other related technical services so as to ensure that Party A can properly apply and use R&D results, as well as provide essential assistance during the product manufacturing process. Per Party A's request, Party B shall also provide training, to a reasonable extent, for Party A's relevant staff concerning R&D results.

V. Ownership and Use of R&D Results

1. Both parties unanimously agree that all intellectual property rights related to the products, technologies, and formulas developed by Party B, including but not limited to the rights to patent application, patent rights, proprietary technologies, and trade secrets etc., shall unconditionally belong to Party A. Meanwhile, Party B shall ensure that Party A's ownership and use of R&D results will not infringe upon any third party's rights.

2. After the delivery of R&D results, Party B shall not retain any technical materials related to the R&D results, except for those necessary for providing technical services to Party A.

3. Party B shall not use R&D results at its discretion. Should Party B require the use of these results, it shall negotiate with Party A, who may then grant Party B permission to use R&D results for a fee.

4. Party B shall not authorize any third party to use R&D results.

5. In particular, Party B shall take necessary measures (such as signing non-competition agreements, non-disclosure agreements, and other relevant agreements) to ensure that its employees (especially those involved in R&D results) adhere to the provisions outlined in this section during their employment with Party B and for at least two years after the termination of their employment relationship with Party B. Otherwise, Party B shall be jointly and severally liable for any adverse legal consequences resulting from such employees' breach of contract.

VI. Confidentiality Obligations

1. Party B shall strictly maintain the confidentiality of all information related to R&D results, including but not limited to technical parameters, design schemes, trade secrets, and material formulations etc., and shall not disclose any such information to any third party.

2. Regarding the confidentiality obligations mentioned herein, the time limit shall not be limited by the term of this contract. Party B shall comply with its confidentiality obligations indefinitely, until such confidential information becomes public.

3. If Party B is required to disclose confidential information in accordance with relevant laws and regulations, Party B shall ensure that such disclosure is limited to the minimum extent permitted by law.

4. In particular, Party B shall take necessary measures (such as signing non-competition agreements, non-disclosure agreements, and other relevant agreements) to ensure that its employees (especially those involved in R&D results) adhere to the confidentiality provisions outlined in this section during their employment with Party B and for at least two years after the termination of their employment relationship with Party B. Otherwise, Party B shall be jointly and severally liable for any adverse legal consequences resulting from such employees' breach of contract.

VII. Liability for Breach of Contract

1. If Party B fails to deliver R&D results on time, except for factors caused by Party A or force majeure, Party B shall pay a late penalty fee as liquidated damages, which amounts to 14% of the total entrustment expenses, to Party A.

2. Upon Party A's inspection and after providing Party B with a reasonable period for improvement, if R&D results are ultimately found to be partially or wholly non-compliant with the conditions and objectives agreed upon herein, Party B shall proportionately return part or all of the entrusted R&D funds already paid by Party A.

3. If the R&D process stagnates or is delayed due to Party A’s delayed payments of the entrustment expenses, Party B shall not bear any relevant responsibility.

4. After Party B completes the R&D work and sends an official delivery notice to Party A, if Party A, without good cause, fails to accept the R&D results one month past the deadline, Party B shall have the right to transfer or sell the R&D results to a third party and shall have the right to demand Party A to pay a penalty of 14% of the total entrustment expenses.

5. In addition to the aforementioned breaches, any violation of the agreements hereof by either party (especially the clauses on "Ownership and Use of Research and Development Results" and "Confidentiality Obligations") shall constitute a breach of contract. The party in breach shall compensate the complying party for all losses incurred, including both direct losses and indirect losses (such as expected profits etc.).

VIII. Termination and Modification of the Contract

1. All parties hereto may modify or terminate this contract in accordance with relevant laws and regulations or the terms of this contract. When one party requests to modify or terminate this contract, the original contract shall remain valid until a new contract is reached.

2. This contract may be modified or terminated upon mutual agreement by both parties. If one party unilaterally requests to modify or terminate this contract, it shall fully compensate the other party for any damages incurred to the other party, including both direct losses and indirect losses such as expected profits.

IX. Force Majeure

1. Force majeure refers to objective circumstances and government actions that are unforeseeable, unavoidable, and insurmountable by both parties at the time of signing this contract. Neither party shall be held responsible for any delay or failure in fulfilling any of its obligations hereunder due to force majeure events.

2. In the event of any force majeure event, the affected party shall notify the unaffected party in writing within fifteen days and shall make all reasonable efforts to resume the fulfillment of this contract as soon as possible after the force majeure event ceases. The performance deadline for the affected party should be extended by a period of time equal to the period of delay in performance, which shall be made up by accelerating performance as circumstances allow.

X. Governing Law and Dispute Resolution

1. In case that any dispute arises between Party A and Party B regarding the contract, it shall be resolved through negotiation, in a spirit of mutual understanding, mutual respect, and friendly cooperation.

2. If the negotiations fail, legal action shall be initiated in the court of jurisdiction where Party A is located, in accordance with the law.

XI. Other Agreed Matters

1. This contract shall become effective on the date of signing by both parties.

2. Matters not covered herein may be mutually agreed upon by both parties and formalized through a written supplementary agreement.

3. This contract is made in duplicate, with each party holding one copy. All copies shall be equally legally binding.

Party A (seal): Authorized Representative (Signature):	Party A (seal): Authorized Representative (Signature):

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